UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2020

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California	0-18225	77-0059951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CSCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of the 2005 Stock Incentive Plan

At the Annual Meeting of Shareholders (the “Meeting”) of Cisco Systems, Inc. (“Cisco”) held on December 10, 2020, Cisco’s shareholders approved the amendment and restatement of the Cisco 2005 Stock Incentive Plan (as amended and restated, the “Amended Stock Plan”). The Amended Stock Plan was approved by Cisco’s Board of Directors (the “Board”) on October 7, 2020, subject to the approval of Cisco’s shareholders, and became effective with such shareholder approval on December 10, 2020.

As a result of such shareholder approval, the Amended Stock Plan was materially amended and modified to add 95.975 million shares and to extend the term of the Amended Stock Plan for nine more years. The Amended Stock Plan will expire on the date of the 2030 Annual Meeting. Except for expanding the ability of the Compensation and Management Development Committee to set appropriate performance goals under the plan, clarifying that dividends, dividend equivalents, and other distributions on unvested awards will be paid or settled only after the underlying awards have been earned and are vested and not during the performance/service vesting period, and expanding cash compensation elections for non-employee directors to allow for non-employee directors to elect to receive stock grants or deferred stock units in lieu of any retainer paid in connection with service on any committee of the Board or other cash fees (not limited to his or her regular annual cash retainer), the terms of the Amended Stock Plan remain unchanged.

A more complete description of the terms of the Amended Stock Plan and the material amendments and modifications thereto can be found in “Compensation Committee Matters — Proposal No. 3 — Approval of the Amendment and Restatement of the 2005 Stock Incentive Plan” (pages 31 through 39) in Cisco’s definitive proxy statement dated October 19, 2020, and filed with the Securities and Exchange Commission on October 21, 2020 (the “Proxy Statement”), which description is incorporated by reference herein. The foregoing descriptions and the description incorporated by reference from Cisco’s Proxy Statement are qualified in their entirety by reference to the Amended Stock Plan, a copy of which is filed as Exhibit 10.1 to this report.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Meeting, the shareholders voted on the following six proposals and cast their votes as follows:

Proposal 1: To elect nine members of Cisco’s Board:

Nominee	For	Against	Abstained	Broker Non-Votes
M. Michele Burns	2,745,014,134	161,825,811	10,920,522	625,797,167
Wesley G. Bush	2,877,060,322	29,619,129	11,081,016	625,797,167
Michael D. Capellas	2,684,670,148	217,380,877	15,709,442	625,797,167
Mark Garrett	2,832,937,216	73,760,052	11,063,199	625,797,167
Dr. Kristina M. Johnson	2,878,619,555	28,510,618	10,630,294	625,797,167
Roderick C. McGeary	2,701,655,182	204,686,067	11,419,218	625,797,167
Charles H. Robbins	2,652,601,200	241,137,560	24,021,707	625,797,167
Brenton L. Saunders	2,475,121,911	430,700,488	11,938,068	625,797,167
Dr. Lisa T. Su	2,899,917,491	7,340,313	10,502,663	625,797,167

Proposal 2: To approve the reincorporation of Cisco from California to Delaware:

For	Against	Abstained	Broker Non-Votes
2,884,910,183	22,172,891	10,677,393	625,797,167

Proposal 3: To approve the amendment and restatement of the Cisco 2005 Stock Incentive Plan:

For	Against	Abstained	Broker Non-Votes
2,757,695,969	141,164,464	18,900,034	625,797,167

Proposal 4: To approve, on an advisory basis, executive compensation:

For	Against	Abstained	Broker Non-Votes
2,701,410,858	199,897,446	16,452,163	625,797,167

Proposal 5: To ratify the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 31, 2021:

For	Against	Abstained	Broker Non-Votes
3,356,431,163	174,884,275	12,242,196	0

Proposal 6: A shareholder proposal to have Cisco’s Board adopt a policy to have an independent Board chairman.

For	Against	Abstained	Broker Non-Votes
945,145,911	1,950,656,596	21,957,960	625,797,167

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document

10.1	Cisco Systems, Inc. 2005 Stock Incentive Plan (including related form agreements)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: December 11, 2020	By:	/s/ Evan Sloves
	Name:	Evan Sloves
	Title:	Secretary